Exhibit 99.2
Unaudited Financial and Other Statistical Information for the Three Month Period Ended May 31, 2010, and Guidance for Fiscal Year 2011

AZZ incorporated
Condensed Consolidated Statements of Income
(unaudited)
($ in Thousands except per share amount)

	Three Months Ended May 31, 2010	Three Months Ended May 31, 2009

Net Sales	$77,475	$95,492

Cost of Sales	53,911	65,804

Selling, General and Administrative	12,274	12,124
Interest Expense	1,691	1,687
Net (Gain) Loss on Sale of Property, Plant and Equipment	(9)	(5)
Other (Income)	(364)	(81)
	67,503	79,528

Income Before Income Taxes and Accounting Changes	9,971	15,964
Income Tax Expense	3,598	6,064

Net Income	$6,373	$9,900

Income Per Share:
Basic	$.51	$.81
Diluted	$.51	$.80

Exhibit 99.2

AZZ incorporated
Condensed Consolidated Balance Sheet
 (unaudited)
($ in Thousands)

Assets:	Period Ended May 31, 2010

Current assets:
Cash and cash equivalents	$110,166
Accounts receivable, net of allowance for doubtful accounts	39,498
Inventories	44,036
Costs and estimated earnings in excess of billings on uncompleted contracts	11,374
Deferred income taxes	5,723
Prepaid expenses and other	3,641
Total current assets	214,438

Net property, plant, and equipment	85,428

Goodwill	69,491

Other Assets	17,382

$386,739

Liabilities and Shareholders’ Equity:

Current liabilities:
Accounts payable	$15,627
Accrued liabilities	27,872
Long-term debt due within one year	-0-
Total current liabilities	43,499

Long-term debt due after one year	100,000

Deferred income taxes	10,031

Shareholders’ equity	233,209

$386,739

Exhibit 99.2

AZZ incorporated
Condensed Consolidated Statement of Cash Flows
 (unaudited)
($ in Thousands)

Period Ended May 31, 2010

Net cash provide by operating activities	$4,169

Net cash used in investing activities	(2,125)

Net cash provided by (used in) financing activities	(2,469)

Effect of exchange rate changes on cash	(15)

Net (decrease) increase in cash and cash equivalents	(441)

Cash and cash equivalents at beginning of period	110,607

Cash and cash equivalents at end of period	$110,166

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
 (unaudited)
($ in Thousands)

Information regarding operations and assets by segment is as follows:

	Three Months Ended May 31, 2010	Three Months Ended May 31, 2009

Net sales:
Electrical and Industrial Products	$37,161	$55,386
Galvanizing Services	40,314	40,106
	$77,475	$95,492

Segment operating income (a):
Electrical and Industrial Products	$6,610	$10,512
Galvanizing Services	11,473	12,793
	$18,083	$23,305

General corporate expenses (b)	6,452	5,684
Interest expense	1,691	1,687
Other (income) expense, net (c)	(31)	(30)
	$8,112	$7,341

Income Before Taxes	$9,971	$15,964

Total assets:
Electrical and Industrial Products	120,591	159,785
Galvanizing Services	142,319	133,998
Corporate	123,829	66,282
	$386,739	$360,065

(a) Segment operating income consists of net sales less cost of sales, specifically identifiable general and administrative expenses, specifically identifiable selling expenses and other income and expense items that are specifically identifiable to a segment.

(b) General corporate expense consists of selling, general and administrative expense that are not specifically identifiable to a segment.  It includes $1.2 million of acquisition costs for the three month period ending May 31, 2010.

(c) Other (income) expense, net includes gains and losses on sale of property, plant and equipment and other (income) expense not specifically identifiable to a segment.

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Thousand except per share amount)

	Actual Year to Date May 31, 2010	Projected Year Ended February 28, 2011
Net Sales:
Electrical and Industrial Products	$37,161	$158,000 to $165,000
Galvanizing Services	40,314	$222,000 to $230,000
Total Sales	$77,475	$380,000 to $395,000

Diluted earnings per share	$.51	$2.65 to $2.80

Net Sales by Market Segment:
Power Generation		17.5%
Transmission and Distribution		27.0%
Industrial		55.5%

Electrical and Industrial Products
Revenues by Industry:
Power Generation		21%
Transmission and Distribution		44%
Industrial		35%

Galvanizing Services
Revenues by Industry:
Electrical and Telecommunications		30%
OEM’s		11%
Industrial		32%
Bridge and Highway		9%
Petro Chemical		18%

Operating Margins:
Electrical and Industrial Products	17.8%	15% to 15.5%
Galvanizing Services	28.5%	24% to 25.0%

Cash Provided By Operations	$4,200	$49,000
Capital Expenditures	$2,300	$20,000
Depreciation and Amortization of Intangible Assets and Debt Issue Cost		$20,000
Total Bank Debt	$100,000	$100,000

Cash Dividend	$3,100	$12,400

Percent of Business By Segment:
Electrical and Industrial Products	48%	42%
Galvanizing Services	52%	58%

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Thousands)

Three Months Ended May 31, 2010
Book to Ship Ratio:
2/28/10 Backlog	$109,918
Qtr. Ending 5/31/09 Bookings	78,603
Qtr. Ending 5/31/09 Shipments	77,475
5/31/09 Backlog	$111,046
Book to Ship Ratio	1.01